UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 13, 2003

OGLEBAY NORTON COMPANY

Ohio	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit Number	Exhibit Description
10.1	Waiver Letter and Amendment No. 7 to Credit Agreement made as of June 13, 2003, among Oglebay Norton Company, Keybank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent and The Bank of Nova Scotia, as documentation agent.

10.2	Waiver Letter and Amendment No. 7 to Loan Agreement made as of June 13, 2003, among Oglebay Norton Company, Keybank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent and The Bank of Nova Scotia, as documentation agent.

Item 5. Other Events.

On June 13, 2003, the Company extended the waivers from its bank group for certain covenants of its senior secured bank loan agreements. The waivers’ extensions reset all covenant restrictions through August 15, 2003. The Company is in discussions with its senior bank group and its senior secured note holder group on longer-term amendments to the various lending agreements. A copy of the waivers are attached as Exhibits 10.1 and 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ JULIE A. BOLAND

Julie A. Boland Vice President and Chief Financial Officer

Date: June 17, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Waiver Letter and Amendment No. 7 to Credit Agreement made as of June 13, 2003, among Oglebay Norton Company, Keybank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent and The Bank of Nova Scotia, as documentation agent.

10.2	Waiver Letter and Amendment No. 7 to Loan Agreement made as of June 13, 2003, among Oglebay Norton Company, Keybank National Association, as administrative agent for the Banks, Bank One, Michigan, as syndication agent and The Bank of Nova Scotia, as documentation agent.